Exhibit 99.1
Oclaro Revenues and Profits Increase in Third Quarter Fiscal 2010
• Gross Margins Increase for Third Consecutive Quarter
SAN JOSE, Calif., – April 29, 2010 – Oclaro, Inc. (Nasdaq: OCLR), a provider of optical components, modules and subsystems, today announced the financial results for its third quarter of fiscal 2010, which ended April 3, 2010.
“We increased revenues and gross margins in the historically slow March quarter,” said Alain Couder, president and CEO of Oclaro. “We expect strong revenue growth for the June quarter, which should enable continued gross margin improvement.”
Highlights For Third Quarter Fiscal 2010:
•	GAAP revenues were $101.2 million for the third quarter of fiscal 2010, compared to $93.6 million in the second quarter of fiscal 2010.

•	GAAP gross margin was 28% for the third quarter of fiscal 2010, compared to 27% in the second quarter of fiscal 2010.

•	GAAP operating income was $33,000 for the third quarter of fiscal 2010, compared to a GAAP operating loss of $2.7 million in the second quarter of fiscal 2010.

•	Non-GAAP operating income was $3.2 million for the third quarter of fiscal 2010, compared to non-GAAP operating income of $1.5 million in the second quarter of fiscal 2010.

•	Adjusted EBITDA was $5.8 million for the third quarter of fiscal 2010, compared to $4.3 million in the second quarter of fiscal 2010.

•	GAAP net income for the third quarter of fiscal 2010 was $0.2 million, compared to a GAAP net loss of $2.5 million in the second quarter of fiscal 2010.

•	Non-GAAP net income for the third quarter of fiscal 2010 was $3.5 million, compared to non-GAAP net income of $2.1 million in the second quarter of fiscal 2010.

•	Cash, cash equivalents, restricted cash and short-term investments remained relatively flat at $55.8 million as of April 3, 2010, compared to $56.0 million at the end of the prior quarter. Cash balances as of April 3, 2010 include $2.5 million drawn under the Company’s line of credit.
Fourth Quarter Fiscal 2010 Outlook
“Demand remains strong across all our businesses, and we continue to gain share in key product areas,” said Alain Couder. “Our continued operating improvements and revenue growth are driving progress towards realizing our business model targets, which will support opportunities to accelerate innovation and further strengthen our operating machine.”

- more -

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
The results of Oclaro, Inc. for the fourth quarter of fiscal 2010, which ends July 3, 2010, are expected to be:
•	Revenues in the range of $111 million to $116 million.

•	Non-GAAP gross margin in the range of 30% to 33%.

•	Adjusted EBITDA in the range of $8.5 million to $12.5 million.
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants.
Conference Call
Oclaro will hold a conference call to discuss financial results for the third quarter of fiscal 2010 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9761. A replay of the conference call will be available through May 6, 2010. To access the replay, dial (303) 590-3030. The conference code for the replay is 4285135. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc., with headquarters in San Jose, Calif., is a tier-one provider of high-performance optical components, modules and subsystems to the telecommunications market, and is one of the largest providers to metro and long-haul network applications. The Company, formed on April 27, 2009 following the combination of Bookham, Inc. and Avanex Corporation, leverages proprietary core technologies and vertically integrated product development to provide its customers with cost-effective and innovative optical devices, modules and subsystems. Oclaro serves a broad customer base, combining in-house and outsourced manufacturing to maximize flexibility and drive improved gross margin. Its photonic technologies also serve selected high-growth markets, including industrial, defense, life sciences, medical and scientific, with diversification providing both significant revenue streams and strategic technological advantage. The Company also provides a complete family of wavelength selective switches (WSS) capable of powering reconfigurable optical add/drop multiplexer (ROADM) applications over the entire optical network, from the edge to the core.
Oclaro is a global company, with cutting-edge chip fabrication facilities in the U.K., Switzerland and Italy, and manufacturing sites in the U.S., Thailand, China and South Korea.

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, including financial targets and expectations related to revenue; gross margin; research and development expenses; sales, general and administrative expenses; non-GAAP operating margin; and progress toward our targeted business model, (ii) financial guidance for the fiscal quarter ending July 3, 2010, including guidance regarding revenue, non-GAAP gross margin and adjusted EBITDA, (iii) the impact of the acquisitions of Avanex Corporation and Xtellus Inc. and the Spectra-Physics asset swap on the combined entity’s gross margin, (iv) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (v) opportunities to grow in adjacent markets and (vi) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of the mergers with Avanex Corporation and Xtellus Inc. and the Spectra-Physics asset swap, the inability to realize the expected benefits and synergies as a result of the of the mergers with Avanex Corporation and Xtellus Inc. and the Spectra-Physics asset swap, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this presentation. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.
Non-GAAP Financial Measures
The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP revenues is revenues. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company’s “core operating performance” and its results of operations may look in the future. The Company believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The Company believes its “core operating performance” represents the Company’s on-

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
going performance in the ordinary course of its operations. Management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss and non-GAAP net income/loss. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Non-GAAP Revenues
Non-GAAP revenues include the revenues of the Company’s former New Focus business, which is treated as a discontinued operation in our GAAP financial statements. Management uses this non-GAAP measure to evaluate its performance relative to its previously established financial targets. Specifically, the Company previously reported New Focus in its revenues. The Company believes providing non-GAAP revenues to its investors, in addition to corresponding income statement measures, allows investors to evaluate the Company’s results of operations compared to its previous financial results.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using non-GAAP gross margin rate to assess the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, the Company excludes from “core operating performance” those items such as non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate.
Non-GAAP Operating Income/Loss
Non-GAAP operating income/loss is calculated as operating loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
ordinary course of its operations. Accordingly, the Company excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, income taxes and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.”
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Oclaro, Inc. Contact
Jerry Turin
Chief Financial Officer
(408) 383-1400
ir@oclaro.com
Investor Contact
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@oclaro.com

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 3,	January 2,	March 28,
	2010	2010	2009
Revenues	$101,152	$93,574	$41,241
Cost of revenues	73,322	68,715	32,381

Gross profit	27,830	24,859	8,860

Operating expenses:
Research and development	11,288	9,675	5,260
Selling, general and administrative	14,451	14,835	7,601
Amortization of intangible assets	347	125	54
Restructuring, merger and related costs	1,610	3,040	54
Legal settlements	—	—	3,705
(Gain) loss on sale of property and equipment	101	(71)	(16)
Impairment of goodwill and other intangibles	—	—	1,252

Total operating expenses	27,797	27,604	17,910

Operating income (loss)	33	(2,745)	(9,050)
Other income (expense):
Other income (expense)	—	28	(5)
Interest income	11	2	78
Interest expense	(134)	(33)	(109)
Foreign currency translation gain (loss), net	794	793	(598)

Total other income (expense)	671	790	(634)

Income (loss) from continuing operations before income taxes	704	(1,955)	(9,684)
Income tax provision	499	524	19

Income (loss) from continuing operations	205	(2,479)	(9,703)
Loss from discontinued operations, net of tax	—	—	(3,578)

Net income (loss)	$205	$(2,479)	$(13,281)

Income (loss) from continuing operations per share (A):
Basic	$—	$(0.07)	$(0.48)
Diluted	$—	$(0.07)	$(0.48)
Net income (loss) per share (A):
Basic	$—	$(0.07)	$(0.66)
Diluted	$—	$(0.07)	$(0.66)
Shares used in computing net income (loss) per share (A):
Basic	41,095	37,980	20,084
Diluted	43,829	37,980	20,084
Stock-based compensation included in the following:
Cost of revenues	$226	$219	$265
Research and development	332	290	216
Selling, general and administrative	666	522	490
Loss from discontinued operations, net of tax	—	—	91

Total	$1,224	$1,031	$1,062

(A)	- On April 14, 2010, the Company announced that its Board of Directors had approved a 1-for-5 reverse split of its common stock, pursuant to previously obtained stockholder authorization. This reverse stock split will become effective at 6:00 p.m., Eastern Time, on April 29, 2010. Share and per share amounts for the Company’s consolidated financial statements and the corresponding non-GAAP financial measures for all periods are presented on a post-split basis.

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 3,	January 2,	March 28,
	2010	2010	2009
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$101,152	$93,574	$41,241
Revenues from discontinued operations	—	—	5,751

Non-GAAP Revenues	$101,152	$93,574	$46,992

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$205	$(2,479)	$(13,281)
Stock-based compensation	1,224	1,031	1,062
Restructuring and related costs:
Continuing operations	1,610	3,040	54
Discontinued operations	—	—	6
Legal settlements	—	—	3,705
Income tax provision:
Continuing operations	499	524	19
Impairment of goodwill and other intangible assets:
Continuing operations	—	—	1,252
Discontinued operations	—	—	2,782

Non-GAAP net income (loss)	3,538	2,116	(4,401)

Depreciation expense:
Continuing operations	2,584	2,822	2,761
Discontinued operations	—	—	88
Amortization expense:
Continuing operations	347	125	54
Discontinued operations	—	—	210
Impairment of short-term investments	—	(28)	—
Interest (income) expense, net	123	31	31
Foreign currency translation (gain) loss, net	(794)	(793)	598

Adjusted EBITDA	$5,798	$4,273	$(659)

Non-GAAP net income (loss) per share (A):
Basic	$0.09	$0.06	$(0.22)
Diluted	$0.08	$0.06	$(0.22)
Shares used in computing Non-GAAP net income (loss) per share (A):
Basic	41,095	37,980	20,084
Diluted	43,829	37,980	20,084

(A)	- Share and per share amounts for these non-GAAP financial measures for all periods are presented on a post-split basis.

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	April 3,	January 2,	March 28,
	2010	2010	2009
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit:
Continuing operations	$27,830	$24,859	$8,860
Discontinued operations	—	—	2,029
Stock-based compensation included in cost of revenues:
Continuing operations	226	219	265
Discontinued operations	—	—	25

Non-GAAP gross profit	$28,056	$25,078	$11,179

GAAP gross margin rate	27.5%	26.6%	21.5%
Non-GAAP gross margin rate	27.7%	26.8%	23.8%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss):
Continuing operations	$33	$(2,745)	$(9,050)
Discontinued operations	—	—	(3,569)
Stock-based compensation	1,224	1,031	1,062
Restructuring and related costs:
Continuing operations	1,610	3,040	54
Discontinued operations	—	—	6
Legal settlements	—	—	3,705
Amortization of intangible assets:
Continuing operations	347	125	54
Discontinued operations	—	—	210
Impairment of goodwill and other intangible assets:
Continuing operations	—	—	1,252
Discontinued operations			2,782

Non-GAAP operating income (loss)	$3,214	$1,451	$(3,494)

Oclaro Revenues and Gross Margin Increase in Third Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 3, 2010	June 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$51,476	$44,561
Short-term investments	—	9,259
Restricted cash	4,310	4,208
Accounts receivable, net	77,685	58,483
Inventories	59,979	59,527
Prepaid expenses and other current assets	12,739	11,834
Assets held for sale	—	10,442

Total current assets	206,189	198,314

Property and equipment, net	34,741	29,875
Goodwill	25,219	—
Other intangible assets, net	9,025	1,951
Other non-current assets	2,155	3,248

Total assets	$277,329	$233,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,617	$31,943
Accrued expenses and other liabilities	37,548	39,016
Short-term note payable	2,500	—
Liabilities held for sale	—	2,028

Total current liabilities	85,665	72,987

Deferred gain on sale-leaseback	13,386	15,088
Other long-term liabilities	9,315	4,923

Total liabilities	108,366	92,998

Stockholders’ equity:
Common stock (A)	425	372
Additional paid-in capital (A)	1,229,094	1,200,848
Accumulated other comprehensive income	29,700	30,905
Accumulated deficit	(1,090,256)	(1,091,735)

Total stockholders’ equity	168,963	140,390

Total liabilities and stockholders’ equity	$277,329	$233,388

(A)	On April 14, 2010, the Company announced that its Board of Directors had approved a 1-for-5 reverse split of its common stock, pursuant to previously obtained stockholder authorization. This reverse stock split became effective at 6:00 p.m., Eastern Time, on April 29, 2010. All share and per share amounts presented herein are reflected on a post-split basis. The par value per share amount remain unchanged at $0.01 per share after the reverse stock split. As a result, the par value amount was reduced due to the decreased number of shares issued and outstanding and the additional paid-in capital amount was increased by this same amount.

9